Exhibit 10.49
ESCROW AGREEMENT
WHEREAS, RIO VISTA ENERGY PARTNERS L.P., a Delaware limited partnership (“Buyer”), REGIONAL ENTERPRISES, INC., a Virginia corporation (the “Surviving Corporation”), and W. GARY FARRAR, JR., a resident of the Commonwealth of Virginia (“Shareholders’ Agent”), have caused or will cause certain funds to be deposited in escrow with FIRST CAPITAL BANK, a Virginia banking corporation (the “Escrow Agent”), on terms and conditions more particularly described herein.
NOW, THEREFORE, in consideration of the premises, the undersigned hereby agree as follows, effective as of the 27th day of July, 2007:
ARTICLE I
TERMS AND CONDITIONS
1.1 Establishment of Funds. The undersigned have caused or will cause to be deposited with the Escrow Agent the sum of (i) FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00) (such sum, together with any replenishment thereof, as set forth in Section 1.3(A)(ii) hereof, and interest earned thereon, or the balance thereof remaining from time to time, being referred to herein as the “Indemnity Fund”), and (ii) ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) (such sum, together with interest earned thereon, or the balance thereof remaining from time to time, being referred to herein as the “NS Property Fund”). The Indemnity Fund and the NS Property Fund may be referred to herein individually as a “Fund” and collectively as the “Funds.”
1.2 Treatment of Funds.
A. The monies constituting the Indemnity Fund shall be deposited into a segregated, interest-bearing money market account of the Escrow Agent known as The Capital Reserve Account. Such account (the “Indemnity Escrow Account”) shall be styled the Regional Enterprises Indemnity Escrow Account. The Indemnity Fund shall not be deposited into an account other than the Indemnity Escrow Account without the prior written consent of Buyer and Shareholders’ Agent.
B. The monies constituting the NS Property Fund shall be deposited into a segregated, interest-bearing money market account of the Escrow Agent known as The Capital Reserve Account. Such account (the “NS Property Escrow Account”) shall be styled the Regional Enterprises NS Property Escrow Account. The NS Property Fund shall not be deposited into an account other than the NS Property Escrow Account without the prior written consent of Buyer and Shareholders’ Agent.
1.3 Escrow Procedure and Payment Instruction.
A. The Indemnity Fund, together with all interest earned thereon, which interest shall become and remain a part of the Indemnity Fund, shall be held and disbursed in accordance with the terms of this Escrow Agreement as follows:
(i) If, on or prior to August 27, 2008 (the “Indemnity Holdback Release Date”), Buyer or the Surviving Corporation determines to assert a claim for indemnification (a “Claim”) under Section 11 of the Agreement and Plan of Merger among Buyer, the Surviving Corporation, Regional Enterprizes, Inc., a Virginia corporation (“REI”), the Shareholders of REI and Shareholders’ Agent dated July 27, 2007 (the “Merger Agreement”), then Buyer or the Surviving Corporation shall give Shareholders’ Agent and the Escrow Agent written notice of such claim (a “Claim Notice”), specifying in reasonable detail the basis therefor and the amount and calculation thereof. If Shareholders’ Agent does not deliver to Buyer, the Surviving Corporation and the Escrow Agent written notice of an objection to the Claim within thirty (30) days after receipt of the Claim Notice relating thereto, the Escrow Agent shall disburse to Buyer or the Surviving Corporation (as set forth in the Claim Notice) the dollar amount of the Claim (as set forth in the Claim Notice) from the Indemnity Escrow Account. If Shareholders’ Agent shall timely deliver to Buyer, the Surviving Corporation and the Escrow Agent such written notice of objection, then the Escrow Agent shall not disburse funds from the Indemnity Escrow Account with respect to the Claim set forth in the Claim Notice until: (x) Buyer, the Surviving Corporation and Shareholders’ Agent have executed joint written instructions referring to such Claim Notice and directing the Escrow Agent to disburse funds from the Indemnity Escrow Account; or (y) the Escrow Agent has received a copy of a judgment, decree or order of a court, or copy of an arbitration award, adjudicating the dispute with respect to such claim for indemnification, which judgment, decree, or arbitration award constitutes a final and binding adjudication of the matter in controversy which cannot be appealed; whereupon the Escrow Agent shall disburse funds from the Indemnity Escrow Account in such amount as provided in such joint written instructions or in such final order, judgment or award.

(ii) If (a) it is determined pursuant to Section 1.8(c) of the Merger Agreement that there was a shortfall in Working Capital (as defined in the Merger Agreement) as of the Closing Date (as defined in the Merger Agreement) in excess of any previous downward adjustment of the Initial Consideration (as defined in the Merger Agreement), and (b) Buyer elects to have such shortfall paid out of the Indemnity Fund pursuant to Section 1.8(c)(i) of the Merger Agreement, then Buyer or the Surviving Corporation shall give Shareholders’ Agent and the Escrow Agent written notice of such election (the “Election Notice”), specifying in reasonable detail the calculation of such shortfall based upon the final calculation of Working Capital pursuant to Section 1.8(c) of the Merger Agreement. The Escrow Agent shall disburse to Buyer or the Surviving Corporation (as set forth in the Election Notice) the dollar amount of such shortfall (as set forth in the Election Notice) from the Indemnity Escrow Account within three (3) business days of receipt of the Election Notice, and Shareholders’ Agent shall replenish the Indemnity Fund by the amount of such shortfall within thirty (30) days of receipt of the Election Notice. The parties hereto hereby instruct the Escrow Agent to provide notification to all parties in the event the Indemnity Fund is not replenished by the amount of such shortfall within thirty (30) days of receipt of the Election Notice.
(iii) If neither Buyer nor the Surviving Corporation has delivered a Claim Notice to Shareholders’ Agent and the Escrow Agent on or prior to the Indemnity Holdback Release Date, or if any and all Claim Notices delivered to Shareholders’ Agent and the Escrow Agent on or prior to the Indemnity Holdback Release Date have been resolved pursuant to subsection (i) above, then the Escrow Agent shall deliver to Shareholders’ Agent the portion of the funds remaining in the Indemnity Escrow Account (including any interest). The Escrow Agent shall deliver such amount to Shareholders’ Agent promptly after the Indemnity Holdback Release Date, unless one or more Claim Notices have not been finally resolved pursuant to subsection (i) above, in which case the Escrow Agent shall retain such amount in the Indemnity Escrow Account until such Claim Notice(s) have been finally resolved pursuant to subsection (i) above; provided, however, that the Escrow Agent shall disburse to Shareholders’ Agent from the Indemnity Escrow Account any funds in excess of the aggregate amount of the Claims which have been asserted but not finally resolved pursuant to subsection (i) above on or prior to the Indemnity Holdback Release Date. Any amounts not delivered pursuant to this subsection (ii) shall be delivered in accordance with subsection (i) as provided in a joint written instruction or a final order, judgment or award.
B. The NS Property Fund, together with all interest earned thereon, which interest shall become and remain a part of the NS Property Fund, shall be held and disbursed in accordance with the terms of this Escrow Agreement as follows:
(i) If, on or prior to July 27, 2010 (the “NS Holdback Release Date”), an event occurs that triggers the release of the NS Property Fund under Section 1.7(b) of the Merger Agreement, then Buyer, the Surviving Corporation or Shareholders’ Agent (the “Notifying Party”) shall give Escrow Agent and the other parties hereto written notice of such event (a “Release Notice”), specifying in reasonable detail the basis therefor. If none of the other parties delivers to the Notifying Party and the Escrow Agent written notice of an objection to the Release Notice (a “Notice of Objection”) within thirty (30) days after receipt of the Release Notice, the Escrow Agent shall disburse to the Shareholders’ Agent or the Surviving Corporation (as set forth in the Release Notice) the amount of the NS Property Fund (including any interest) from the NS Property Escrow Account. If any of the other parties shall timely deliver to the Notifying Party and the Escrow Agent a Notice of Objection, then the Escrow Agent shall not disburse the NS Property Fund from the NS Property Escrow Account until: (x) Buyer, the Surviving Corporation and Shareholders’ Agent have executed joint written instructions directing the Escrow Agent to disburse the NS Property Fund (including any interest) from the NS Property Escrow Account; or (y) the Escrow Agent has received a copy of a judgment, decree or order of a court, or copy of an arbitration award, adjudicating the dispute with respect to such Notice of Objection, which judgment, decree, or arbitration award constitutes a final and binding adjudication of the matter in controversy which cannot be appealed; whereupon the Escrow Agent shall disburse the NS Property Fund (including any interest) from the NS Property Escrow Account as provided in such joint written instructions or in such final order, judgment or award.
(ii) If neither Buyer, the Surviving Corporation nor Shareholders’ Agent has delivered a Release Notice to the other parties and the Escrow Agent on or prior to the NS Holdback Release Date, then the Escrow Agent shall deliver to Shareholders’ Agent the NS Property Fund (including any interest) from the NS Property Escrow Account promptly after the NS Holdback Release Date.

1.4 Termination. This Escrow Agreement shall terminate upon the disbursement of the balance of both Funds in accordance with the provisions of Section 1.3 hereof.
1.5 Rights of Lender. The parties hereto acknowledge that, notwithstanding anything to the contrary set forth in this Agreement, the Escrow Agent shall pay any and all amounts, which would otherwise be released from the Funds to Buyer or the Surviving Corporation pursuant to Section 1.3, to RZB Finance LLC, a Delaware limited liability company (together with its successors and assigns, the “Lender”), at the following address: 1133 Avenue of the Americas, New York, New York 10036, Attn: Ms. Nancy Remini. Each of Buyer and the Surviving Corporation hereby irrevocably authorizes and directs the Escrow Agent to pay any and all amounts, which would otherwise be released from the Funds to Buyer or the Surviving Corporation pursuant to Section 1.3, to Lender without the necessity of any inquiry to Buyer or the Surviving Corporation and without any liability to Buyer or the Surviving Corporation. The parties hereto agree that this Section 1.5 and Sections 3.3 and 3.6 hereof shall run to the benefit of Lender and that Lender shall be an intended third-party beneficiary of this Section 1.5 and Sections 3.3 and 3.6 hereof.
ARTICLE II
PROVISIONS AS TO THE ESCROW AGENT
2.1 Limitation of the Escrow Agent’s Capacity.
A. This Escrow Agreement expressly and exclusively sets forth the duties of the Escrow Agent with respect to any and all matters pertinent hereto, and no implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent. This Escrow Agreement constitutes the entire agreement between the Escrow Agent and the other parties hereto in connection with the subject matter of this escrow, and no other agreement entered into between the parties, or any of them, shall be considered as adopted or binding, in whole or in part, upon the Escrow Agent notwithstanding that any such other agreement may be referred to herein or deposited with the Escrow Agent or the Escrow Agent may have knowledge thereof, and the Escrow Agent’s rights and responsibilities shall be governed solely by this Escrow Agreement.
B. The Escrow Agent acts hereunder as a depository only, and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of this Escrow Agreement or any part thereof, or for the form of execution thereof, or for the identity or authority of any person executing or depositing such subject matter. The Escrow Agent shall be under no duty to investigate or inquire as to the validity or accuracy of any document, agreement, instruction or request furnished to it hereunder reasonably believed by it to be genuine, and the Escrow Agent may rely and act upon, and shall not be liable for acting or not acting upon, any such document, agreement, instruction or request. The Escrow Agent shall in no way be responsible for notifying, nor shall it be its duty to notify, any party hereto or any other party interested in this Escrow Agreement of any payment required or maturity occurring under this Escrow Agreement or under the terms of any instrument deposited herewith.
2.2 Authority to Act.
A. The Escrow Agent is hereby authorized and directed by the undersigned to deliver the subject matter of this Escrow Agreement only in accordance with the provisions of Article I of this Escrow Agreement.
B. The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, authorization, power of attorney or other paper or document which the Escrow Agent in good faith believes to be genuine and what it purports to be, including, but not limited to, items directing investment or non-investment of funds, items requesting or authorizing release, disbursement or retainage of the subject matter of this Escrow Agreement and items amending the terms of this Escrow Agreement.
C. The Escrow Agent may consult with legal counsel at the joint and several cost and expense of the undersigned (other than the Escrow Agent) in the event of any dispute or question as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in accordance with the advice of such counsel.

D. In the event of any disagreement between any of the parties to this Escrow Agreement, or between any of them and any other person, resulting in adverse claims or demands being made in connection with the matters covered by this Escrow Agreement, or in the event that the Escrow Agent, in good faith, be in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue so to refrain from acting until (i) the rights of all interested parties shall have been fully and finally adjudicated by arbitration or a court of competent jurisdiction, or (ii) all differences shall have been adjudged and all doubt resolved by agreement among all of the interested persons, and the Escrow Agent shall have been notified thereof in writing signed by all such persons. Notwithstanding the foregoing, the Escrow Agent may in its discretion obey the order, judgment, decree or levy of any court, whether with or without jurisdiction, or of any agency of the United States or any political subdivision thereof, or of any agency of the Commonwealth of Virginia or of any political subdivision thereof, and the Escrow Agent is hereby authorized in its sole discretion, to comply with and obey any such orders, judgments, decrees or levies. The right of the Escrow Agent under this sub-paragraph are cumulative of all other rights which it may have by law or otherwise.
E. In the event that any controversy should arise among the parties with respect to the Escrow Agreement, or should the Escrow Agent resign and the parties fail to select another Escrow Agent to act in its stead, the Escrow Agent shall have the right to institute a bill of interpleader in any court of competent jurisdiction to determine the rights of the parties.
2.3 Compensation/Indemnification.
A. The Escrow Agent’s fees for acting as the Escrow Agent hereunder shall be as follows: (i) $350.00 with respect to the Indemnity Escrow Account; (ii) $300.00 per year with respect to the NS Property Escrow Account; and (iii) $150.00 for each Claim Notice, Election Notice or Release Notice. One-half of all such fees shall be paid by Buyer or the Surviving Corporation, and one-half shall be paid by Shareholders’ Agent.
B. The parties to this Escrow Agreement (other than the Escrow Agent and Lender) hereby jointly and severally agree to indemnify and hold the Escrow Agent, its affiliates and their officers, employees, successors, assigns, attorneys and agents (each an “Indemnified Party”) harmless from all losses, costs, claims, demands, expenses, damages, penalties and reasonable attorney’s fees suffered or incurred by any Indemnified Party or the Escrow Agent as a result of anything which it may do or refrain from doing in connection with this Escrow Agreement or any litigation or cause of action arising from or in conjunction with this Escrow Agreement or involving the subject matter hereof or Funds or monies deposited hereunder or for any interest upon any such monies, including, without limitation, arising out of the negligence of the Escrow Agent; provided that the foregoing indemnification shall not extend to the gross negligence or willful misconduct of the Escrow Agent. This indemnity shall include, but not be limited to, all costs (including reasonable attorneys’ fees) incurred in conjunction with any interpleader which the Escrow Agent may enter into regarding this Escrow Agreement.
2.4 Miscellaneous.
A. The Escrow Agent shall make no disbursement, investment or other use of funds until and unless it has collected funds. The Escrow Agent shall not be liable for collection items until the proceeds of the same in actual cash have been received or the Federal Reserve has given the Escrow Agent credit for the funds.
B. The Escrow Agent may resign at any time by giving written notice to the parties hereto, whereupon the parties hereto will immediately commence efforts to appoint a successor Escrow Agent. Until a successor Escrow Agent has been named and accepts its appointment or until another disposition of the subject matter of this Escrow Agreement has been agreed upon by all parties hereto, the Escrow Agent shall not be discharged of any of its duties hereunder.
C. All representations, covenants, and indemnifications contained in this Article II shall survive the termination of this Escrow Agreement.

ARTICLE III
GENERAL PROVISIONS
3.1 Discharge of the Escrow Agent. Upon the delivery of all of the subject matter or monies pursuant to the terms of this Escrow Agreement, the duties of the Escrow Agent shall terminate and the Escrow Agent shall be discharged from any further obligation hereunder.
3.2 Escrow Instructions. Where directions or instructions from more than one of the undersigned are required, such directions or instructions may be given by separate instruments of similar tenor. Any of the undersigned may act hereunder through an agent or attorney-in-fact, provided satisfactory written evidence of authority is first furnished to any party relying on such authority.
3.3 Notice. Any payment, notice, request for consent, report, or any other communication required or permitted in this Escrow Agreement shall be in writing and shall be deemed to have been given when personally delivered to the party hereunder specified, when placed in the United States mail, registered or certified, with return receipt requested, postage prepaid or when deposited with an overnight courier service, and is addressed as follows:

(A)	If to the Escrow Agent, addressed to:

First Capital Bank
4222 Cox Road, Suite 200
Glen Allen, Virginia 23060
Attn: Escrow Department

(B)	If to Buyer or the Surviving Corporation, addressed to:

Rio Vista Energy Partners L.P.
Attn: Ian T. Bothwell, Acting Chief Executive Officer
840 Apollo Street, Suite 313
El Segundo, California 90245

and

Regional Enterprises, Inc.
Attn: Chief Executive Officer
410 Water Street
Hopewell, Virginia 23860

and

RZB Finance LLC
1133 Avenue of the Americas
New York, New York 10036
Attn: Ms. Nancy Remini

with copies, which shall not constitute notice, to:

Law Offices of Kevin Finck
Attn: Kevin W. Finck, Esq.
Two Embarcadero Center, Suite 1670
San Francisco, California 94111

and

Christian & Barton, L.L.P.
Attn: Henry R. Pollard, V, Esq.
909 East Main Street, Suite 1200
Richmond, Virginia 23219-3095

(C)	If to Shareholders’ Agent, addressed to:

W. Gary Farrar Jr.
10803 Stoney Creek Drive
Richmond, Virginia 23233

with a copy, which shall not constitute notice, to:

Cantor Arkema, P.C.
Attn: Grant S. Grayson, Esq.
1111 E. Main Street
P. O. Box 561
Richmond, Virginia 23218-0561

(D)	If to Lender, addressed to:

RZB Finance LLC
1133 Avenue of the Americas
New York, New York 10036
Attn: Ms. Nancy Remini
Any party may unilaterally designate a different address by giving notice of each such change in the manner specified above to each other party. Notwithstanding the foregoing, no notice to the Escrow Agent shall be deemed given to or received by the Escrow Agent unless actually delivered to an officer of the Escrow Agent; provided, however, that so long as notice was given by Buyer, the Surviving Corporation or Shareholders’ Agent, as the case may be, to the Escrow Agent in accordance with the first sentence of this Section 3.3, the failure to timely deliver notice to an officer of the Escrow Agent pursuant to the foregoing shall not preclude the Buyer’s, the Surviving Corporation’s or the Shareholders’ Agent’s rights or remedies under Section 1.3.
3.4 Governing Law. This Escrow Agreement is being made in and is intended to be construed according to the laws of the Commonwealth of Virginia. It shall inure to and be binding upon the parties hereto and their respective successors, heirs and assigns.
3.5 Construction. Words used in the singular number may include the plural and the plural may include the singular. The section headings appearing in this instrument have been inserted for convenience only and shall be given no substantive meaning or significance whatsoever in construing the terms and conditions of this Escrow Agreement.
3.6 Amendment. The terms of this Escrow Agreement may be altered, amended, modified or revoked only by an instrument in writing signed by the undersigned, the Escrow Agent and the Lender.
3.7 Force Majeure. Escrow Agent shall not be liable to the undersigned for any loss or damage arising out of any acts of God, strikes, equipment or transmission failure, war, terrorism, or any other act or circumstance beyond the reasonable control of the Escrow Agent.
3.8 Written Agreement. This Escrow Agreement represents the final agreement between the parties, and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.
3.9 Counterparts. This Escrow Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.
[SIGNATURE PAGE FOLLOWS]

EXECUTED as of the date set forth above.

RIO VISTA ENERGY PARTNERS L.P.

By:	Rio Vista GP LLC, General Partner

By:	/s/ Ian T. Bothwell
Print Name: Ian T. Bothwell
Title: Acting Chief Executive Officer

REGIONAL ENTERPRISES, INC.

By:	/s/ Ian T. Bothwell
Print Name: Ian T. Bothwell
Title: President and Chief Executive Officer

/s/ W. Gary Farrar, Jr.

W. Gary Farrar, Jr., Shareholders’ Agent
FIRST CAPITAL BANK, Escrow Agent, hereby accepts its appointment as Escrow Agent as described in the foregoing Escrow Agreement, subject to the terms and conditions set forth therein.

FIRST CAPITAL BANK

By:	/s/ Katherine K. Wagner
Name: Katherine K. Wagner
Title: Senior VP and Chief Operating Officer